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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549


                   FOR REGISTRATION OF CERTAIN CLASS OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                               PACIFIC MULTIMEDIA, INC.
                           --------------------------------
                (Exact name of registrant as specified in its charter)


              Washington                          33-0477912
              ----------
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


                             2477 E. Orangethorpe Avenue
                                 Fullerton, CA 92831
                  (Address of principal executive offices)(Zip Code)

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box / /

    If this Form relates to registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box / /

Securities to be registered pursuant to Section 12(b) of the Act:  Not
Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                           Common Stock, without par value
                                   (Title of class)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the registrant's common stock (the "Common Stock") to be registered hereunder is incorporated by reference from the description of such shares contained in the "Description of Capital Stock" section of the prospectus included in the registrant's Registration Statement on SB-2 (Commission File No. 333-26245)(the "Registration Statement"). This registration statement will incorporate by reference the description of the Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. EXHIBITS.

         The information required by this item is incorporated by reference to Exhibits 2.1, 2.2, 3.1, 3.2 and 4.1 of the Registration Statement.

                       [Remainder of page intentionally blank]

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 1st day of May, 1997.

                                       PACIFIC MULTIMEDIA, INC.

                                       By: /s/ James E. Campbell, III
                                           -----------------------------------
                                            James E. Campbell, III, President